Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-256647) of Viracta Therapeutics, Inc.,
(2)
Registration Statement (Form S-4 No. 333-251567) of Sunesis Pharmaceuticals, Inc.,
(3)
Registration Statement (Form S-8 No. 333-255002) pertaining to the Viracta Therapeutics, Inc. 2021 Equity Incentive Plan, Viracta Therapeutics, Inc. 2011 Employee Stock Purchase Plan and Viracta Subsidiary, Inc. 2016 Equity Incentive Plan of Viracta Therapeutics, Inc.,
(4)
Registration Statement (Form S-8 Nos. 333-174732, 333-195781, 333-202696, 333-217849, 333-231342 and 333-238141) pertaining to the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan of Sunesis Pharmaceuticals, Inc.,
(5)
Registration Statement (Form S-8 Nos. 333-180101, 333-187234, 333-210183 and 333-223632) pertaining to the 2011 Equity Incentive Plan of Sunesis Pharmaceuticals, Inc.,
(6)
Registration Statement (Form S-8 No. 333-263696) pertaining to the 2021 Equity Incentive Plan and 2021 Inducement Equity Incentive Plan of Viracta Therapeutics, Inc.,
(7)
Registration Statement (Form S-8 No. 333-265858) pertaining to the Viracta Therapeutics, Inc. 2022 Employee Stock Purchase Plan of Viracta Therapeutics, Inc., and
(8)
Registration Statement (Form S-8 No. 333-270538) pertaining to the 2022 Employee Stock Purchase Plan, 2021 Equity Incentive Plan and 2021 Inducement Equity Incentive Plan of Viracta Therapeutics, Inc.;

of our report dated March 7, 2024, with respect to the consolidated financial statements of Viracta Therapeutics, Inc. included in this Annual Report (Form 10-K) of Viracta Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California

March 7, 2024